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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 16, 2000 relating to the financial statements and financial statement schedules, which appear in Reunion Industries Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Stamford, CT
July 20, 2000